Exhibit 99.1

Cryoport Reports 92% Revenue Growth for First Quarter of Fiscal 2015

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Expanded customer base and increased customer productivity is driving revenue growth and significantly higher margins

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Finalized international agreements with DHL and several global life science companies

LAKE FOREST, CA – July 31, 2014 — Cryoport, Inc. (OTCBB: CYRX) today announced financial results for the three month period ended June 30, 2014.

Recent Operating Highlights

•	Achieved 92% revenue growth to $0.94 million for the three month period ended June 30, 2014 compared to the prior year quarter
•	Partnered with DHL to further expand Cryoport’s global reach using the ‘powered by CryoportSM’’ strategy
•	Advanced support of Immudex, an immunotherapy and vaccine development services company, to support its global distribution of biological materials using Cryoport solutions
•	Continued advancement with Cenetron Diagnostics, an industry leading central laboratory services provider, to support its growth with Cryoport’s customized cryogenic logistics solution
•	Commenced engagement with Glaukos Corporation, a leading ophthalmic medical device company, to support international shipments of sensitive biologic material from iStent® clinical trial with Cryport’s turn-key frozen logistics solution

“We continue to make significant strides in our business development efforts as demonstrated over the last several quarters. This includes closing a number of strategic customer deals and partnership agreements that will contribute significantly to future revenue growth,” stated Jerrell Shelton, Chief Executive Officer of Cryoport. “Our focus on scaling operations in order to drive profitable growth for the business is quickly being recognized. For the first quarter of fiscal 2015, revenue increased 92% to $0.94 million, with a gross margin of 36%, compared to $0.49 million in revenue and a gross margin of 11% for the same period last year.”

Mr. Shelton further stated, “We continue to move forward with our ‘powered by CryoportSM’ partnering strategy designed to expand our sales and marketing reach as well as increase the awareness of our solutions in the life sciences community. We are excited to report that our distinct strategic agreements with FedEx and DHL, two of the largest integrators in the world, have allowed us to extend our reach and positioning to address a larger portion of the market. Our unique approach with each partnership remains proactive, as we look to help educate and provide ongoing support to each company’s respective sales team for our cryogenic solutions.”

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“We are empowered by the growing demand within the life science industry to utilize our superior cryogenic logistics solutions to deliver shipments of biologic materials. Our advanced technology ensures the reliable and efficient delivery of biologic materials, on a global scale. Our clients include companies working with biologic materials, including stem cells, cell therapies and cell line manufacturing and research, vaccines and other biologic drug development, IVF, animal health, and many other cell based sciences. In particular, our penetration into the reproductive medicine/in vitro fertilization market has shown exceptional success with a revenue growth rate of 129% year-over-year.”

Net revenues were $0.94 million, a 92% increase for the three months ended June 30, 2014, as compared with $0.49 million for the three months ended June 30, 2013. Contributors to this increase were the ramp up and expansion of logistics services provided to animal health, an increase in revenues from the reproductive medicine/in vitro fertilization market, the increasing number of customers utilizing Cryoport’s solutions and an increase in the frequency of shipments compared to the prior year.

Mr. Shelton concluded, “Our team is working hard to continue our drive to profitability. We are encouraged by the life science market’s growing acceptance of our solutions. As mentioned in our last earnings release, our SG&A and R&D costs will increase as we continue to scale the business.”

Gross margins for the three months ended June 30, 2014 was 36% as compared with 11% for the three months ended June 30, 2013. The increase in gross margin was primarily due to the increase in revenue combined with a reduction in freight as a percentage of revenue and a decrease of fixed manufacturing costs.

Selling, general and administrative expenses increased $0.2 million to $1.4 million for the three months ended June 30, 2014, as compared with $1.2 million for the three months ended June 30, 2013. The increase was primarily due to recruiting fees, the engagement of our investor relations firm and related activities, legal fees and banking charges.

Loss from operations was $1.2 million for the three months ended June 30, 2014, as compared to $1.3 million for the three months ended June 30, 2013.

Net loss was $2.3 million, an increase of 74% for the three months ended June 30, 2014, as compared with a net loss of $1.3 million for the three months ended June 30, 2013. This increase was primarily driven by a non-cash charge for the beneficial conversion feature of convertible notes issued by Cryoport from December 2013 through March 2014.

As of June 30, 2014, Cryoport had cash and cash equivalents of $0.2 million compared with $0.4 million as of March 31, 2014.

Further information on Cryoport’s results are included on the attached unaudited consolidated balance sheets and statements of operations and further explanation of Cryoport’s financial performance is provided in Cryoport’s quarterly report for the three months ended June 30, 2014 on Form 10-Q, which will be filed with the Securities and Exchange Commission (SEC) on July 31, 2014. The full report is available on the SEC Filings section of the Investor Relations section of our website at www.cryoport.com.

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About Cryoport, Inc.

Cryoport provides leading edge cryogenic logistics solutions to the life sciences industry through the combination of purpose-built proprietary packaging, advanced information technology and highly skilled logistics expertise which manages the entire cold chain logistics process. Cryoport Express® liquid nitrogen dry vapor shippers are validated to maintain a constant -150°C temperature for a 10-plus day dynamic shipment duration, and its Cryoportal™ Logistics Management Platform assists in managing the entire logistics process, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey logistics solutions offer reliability, cost effectiveness, and convenience, while the use of recyclable and reusable components provides a “green” and environmentally friendly solution. Cryoport service options include recording the “chain of condition” and “chain of custody” for all shipments thereby meeting the exacting requirements for scientific work and for regulatory purposes. For more information on Cryoport visit www.cryoport.com.

To download Cryoport's investor relations app, which offers access to SEC documents, press releases, videos, audiocasts and more, please click to download on your iPhone and iPad or your Android mobile device.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2014. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise, any forward-looking statements in this press release.

Cryoport Contacts:

Todd Fromer / Garth Russell
tfromer@kcsa.com / grussell@kcsa.com
P: 01-212-682-6300

or

Robert Stefanovich

P: 01-619-481-6802

rstefanovich@cryoport.com

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CRYOPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,
	2014	2013
Revenues	$936,588	$487,963
Cost of revenues	597,233	433,321
Gross margin	339,355	54,642
Operating costs and expenses:
Selling, general and administrative	1,427,850	1,222,074
Research and development	79,244	92,643
Total operating costs and expenses	1,507,094	1,314,717
Loss from operations	(1,167,739)	(1,260,075)
Other (expense) income:
Interest expense	(1,128,878)	(82,219)
Other income, net	953	—
Change in fair value of derivatives	—	18,757
Loss before provision for income taxes	(2,295,664)	(1,323,537)
Provision for income taxes	(1,600)	—
Net loss	(2,297,264)	(1,323,537)
Preferred stock beneficial conversion charge	(741,786)	—
Undeclared preferred dividends	(27,723)	—
Net loss attributable to common stockholders	$(3,066,773)	$(1,323,537)
Net loss attributable to common stockholders – basic and diluted	$(0.05)	$(0.03)
Weighted average shares outstanding – basic and diluted	59,989,321	38,062,826

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CRYOPORT, INC.

SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2014	2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$170,505	$369,581
Accounts receivable, net	492,865	515,825
Inventories	38,601	29,703
Other current assets	81,421	196,505
Total current assets	783,392	1,111,614
Property and equipment, net	364,728	408,892
Intangible assets, net	167,425	180,086
Deposits and other assets	9,358	9,358
Total assets	$1,324,903	$1,709,950
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and other accrued expenses	$538,988	$579,678
Accrued compensation and related expenses	502,015	454,288
Convertible debentures payable and accrued interest, net of discount	—	1,622,359
Current portion of related party notes payable	1,342,334	1,358,120
Total current liabilities	2,383,337	4,014,445
Total stockholders’ deficit	(1,058,434)	(2,304,495)
Total liabilities and stockholders’ deficit	$1,324,903	$1,709,950

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